EXHIBIT 10.1

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”), dated as of July             , 2017, is entered into by and among the holder identified on the signature page hereof (the “Holder”), and Byline Bancorp, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Holder currently owns shares of Noncumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), of the Company;

WHEREAS, each of the Company and the Holder desires to enter into this Agreement, pursuant to which the Company shall repurchase from the Holder, and the Holder shall sell and transfer to the Company, the number of shares of Series A Preferred Stock (the “Repurchased Shares”) owned by such holder, as set forth on Schedule I hereto, and on the terms and conditions set forth in this Agreement (the “Repurchase”); and

WHEREAS, the Company intends to enter into additional agreements, in the form of this Agreement, with the other holders of the outstanding shares of Series A Preferred Stock to repurchase their shares upon the same terms and conditions as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase. On the date specified by the Company via email to the Holder, which date shall be within ten business days following the closing date of the Company’s initial public offering (the “IPO”) of its common stock, par value $0.01 per share, registered on the Company’s Registration Statement on Form S-1 (File No. 333-218362) (the “Registration Statement”), filed with the United States Securities and Exchange Commission, or at such other time as may be agreed upon by the Company and the Holder (the “Closing Date”), and upon the terms and conditions set forth in this Agreement, (a) the Holder shall sell, transfer and assign to the Company, and the Company shall purchase from the Holder, the Holder’s right, title and interest in the number of Repurchased Shares, as set forth in Schedule I hereto, and (b) the Company shall pay, or cause to be paid, in cash to the Holder an amount of cash per Repurchased Share equal to $1,699.91 (the “Purchase Price”).

Section 1.2 Closing. On or prior to the Closing Date, the Holder shall, to the extent required by the transfer agent in order to effect the transfer, instruct the transfer agent of the Series A Preferred Stock to deliver the Repurchased Shares to the Company and the Holder shall execute and provide any other documentation required by the Company or the transfer agent in order to effect the transfer and sale of the Repurchased Shares. After delivery of all required documentation, on the Closing Date, the Company shall pay, or cause to be paid, to the Holder by wire transfer of immediately available funds to the account designated by the Holder on the signature page to this Agreement, an amount equal to the product of the (1) Purchase Price and (2) the number of Repurchased Shares sold by the Holder, at which time the Repurchased Shares shall be deemed purchased by the Company.

Section 1.3 Conditions. The obligation of the Company to consummate the Repurchase shall be subject to (1) the closing of the IPO and (2) the concurrent sale to the Company by each of the holders (including the Holder) of outstanding Series A Preferred Stock of all outstanding shares of Series A

Preferred Stock and the performance of their obligations under their respective agreements with the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties each of which is true and correct on the date hereof and as of the Closing Date.

Section 2.1 Existence and Power. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and as of the Closing Date.

Section 3.1 Existence and Power. The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity.

Section 3.3 Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement by the Holder and for the sale and delivery of the Repurchased Shares hereunder have been obtained.

Section 3.4 Title to Repurchased Shares. The Holder is the owner of the Repurchased Shares it sells, assigns and transfers to the Company pursuant to this Agreement, and has good and valid title to the number of Repurchased Shares set forth on Schedule I hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any Repurchased Shares or its rights therein, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Repurchased Shares that limits the Holder’s power to transfer the Repurchased Shares hereunder. Upon delivery of the Repurchased Shares (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire good and valid title to the Repurchased Shares, free and clear of all liens, encumbrances, equities or claims, and, if delivery of such Repurchased Shares is effected by crediting a securities account of the Company, a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchased Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

Section 3.5 Knowledge and Status of the Holder. The Holder is a sophisticated investor and in the normal course of business of the Holder, it invests in and purchases and sells securities similar to the Repurchased Shares, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Repurchased Shares. The Holder has had access to such financial and other information concerning the Company as it has deemed necessary in connection with its decision to sell the Repurchased Shares.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Survival of Representations and Warranties. The agreements of the parties as set forth herein, and the respective representations and warranties of the parties hereto set forth in Articles 2 and 3 hereof, shall survive the closing of the Repurchase.

Section 4.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service guaranteeing next day delivery (charges prepaid), or fax or email:

If to the Company:

Byline Bancorp, Inc.

180 North LaSalle Street, Suite 300

Chicago, Illinois 60601

Attention: Alberto Paracchini

If to the Holder:

Attention:

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; the next business day after timely delivery to the courier, if sent by overnight courier; and on the date of confirmation of delivery, if delivered via fax or email.

Section 4.3 Entire Agreement. This Agreement and the other documents and agreements to be executed in connection with the Repurchase, if so designated, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Holder.

Section 4.5 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or electronic mail transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.7 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.8 Applicable Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its conflicts of law rules. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in Chicago, Illinois, and agrees to appear in any such court with respect to, any dispute hereunder or in connection herewith, or any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in and if the Holder is not otherwise subject to service of process in the State of Illinois, the Holder hereby appoints Registered Agent Solutions, Inc. as its agent in the State of Illinois for acceptance of legal process and agrees that service made on such agent shall have the same legal force and effect as if served upon Holder personally within such state. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.9 Further Assurances. Each of the Company and the Holder shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

Section 4.10 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 Costs and Expenses. Each of the Holder and the Company shall each pay its own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys’ fees.

Section 4.12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY:

BYLINE BANCORP, INC.

By:
Name:
Title:

[Signature Page to Repurchase Agreement]

[Name of Holder]

By:
Name:
Title:

Wire Information:

[Signature Page to Repurchase Agreement]

SCHEDULE I

Repurchased Shares at the Closing Date

Holders	Number of Repurchased Shares
Tanoak Ltd	1,071
Malugo LP	1,244
MBI Holding LP	6,344
Tenedora de Acciones ACA S.A. de C.V.	6,344